UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 26, 2008

Veraz Networks, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33391	943409691
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

926 Rock Avenue, Suite 20, San Jose, California		95131
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	408-750-9400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed on our Current Report on Form 8-K, originally filed with the Securities and Exchange Commission on July 18, 2008, the Board of Directors of Veraz Networks, Inc. (the "Board") appointed William R. Rohrbach to the position of Veraz’s Vice President of Worldwide Sales. On August 26, 2008, the Compensation Committee of the Board determined that Mr. Rohrbach will continue to receive his annual salary of $225,000, which has been his annual salary since joining Veraz in August 2007, and that, commencing in 2008, Mr. Rohrbach will be entitled to a commission under the Veraz sales commission plan, rather than a performance based bonus. Mr. Rohrbach’s commission at target will be $112,500 for 2008 and $225,000 for 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Veraz Networks, Inc.

August 29, 2008	By:	/s/ Eric C. Schlezinger

Name: Eric C. Schlezinger
Title: Assistant Secretary